Janet Nittmann

jnittmann@doversaddlery.com

Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Third Quarter 2008 Financial Results

LITTLETON, MA – November 10, 2008 — Dover Saddlery, Inc. (NASDAQ:DOVR), the leading multichannel retailer of equestrian products, today reported financial results for the third quarter ended September 30, 2008.

Total revenues for the third quarter of 2008 were $19.0 million, compared to $19.9 million in the third quarter of 2007. Retail store channel revenues increased 6.3% to $5.9 million, driven by our successful new store opening campaign in 2007 and 2008. Same-store sales for the third quarter of 2008 decreased 5.8% over the same period in 2007, attributable to consumer reaction to the current economic uncertainty. Net income for the third quarter was $174,000 or $0.03 per diluted share compared to $444,000 or $0.08 per diluted share for the third quarter of 2007.

Year-to-Date Results

For the first nine months of 2008, total revenues were $56.6 million, a decrease of 3.2% from $58.5 million for the same period in 2007. Revenues from the retail store channel increased 12.5% to $16.0 million, due to new store openings. Same-store sales, positive through the first six months, decreased 1.5% for the nine month period. Net income for the nine months ended September 30, 2008 increased 169% to $65,000, compared to a net loss of $(94,000) for the corresponding period of 2007. The resulting earnings per diluted share improved to $0.01 compared to a loss per diluted share of $(0.02) for the corresponding period in 2007.

“The retail environment in the third quarter was challenging. However we are focused on cutting costs where feasible and maintaining appropriate inventory levels to meet our customers’ needs,” said Stephen L. Day, President and CEO. “Dover Saddlery has endured through good times and bad for over thirty years, and the strength of our brand and quality of our customer service will contribute to our maintaining our leading position in the equestrian retailing market. I am confident that Dover Saddlery is very well positioned for the future. In 2009 we will make the most of opportunities that should arise regarding favorable store leases, but generally will slow down store expansion plans to focus on profitability. We will be opening our next store in Rhode Island in February, and are presently reviewing lease opportunities for two additional stores.”

Business Outlook

Due to the current uncertain economic environment, the Company is neither reaffirming nor disavowing our previous 2008 full year guidance.

Conference Call and Webcast

Dover Saddlery will hold a conference call and webcast on Tuesday November 11, 2008 at 8:30 a.m. ET to discuss its third quarter results. To access the webcast via the Internet, please go to http://investor.shareholder.com/DOVR/events.cfm and click on the webcast icon. A telephone replay will be available from 11:30 a.m. ET until November 18th by dialing 719-4570820, pass code 2450914.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2008, the prospects for overall revenue growth and profitability, and the opening of and revenue growth from new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and in our subsequent Quarterly Reports on Form 10-Q.

Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2008	2007	2008	2007
Revenues, net- direct	$13,077	$14,318	$40,661	$44,279
Revenues, net – retail stores	5,945	5,593	15,956	14,189

Revenues, net – total	$19,022	$19,911	$56,617	$58,468
Cost of revenues	12,031	12,541	36,296	36,854

Gross profit	6,991	7,370	20,321	21,614
Selling, general and administrative expenses	6,326	6,220	19,196	19,906
Litigation settlement expense	—	—	—	700

Income from operations	665	1,150	1,125	1,008
Interest expense, financing and other related costs, net	317	445	966	1,158
Other loss	(20)	—	(18)	—

Income (loss) before income tax provision (benefit)	328	705	141	(150)
Provision (benefit) for income taxes	154	261	76	(56)

Net income (loss)	$174	$444	$65	$(94)

Net income (loss) per share
Basic	$0.03	$0.09	$0.01	$(0.02)

Diluted	$0.03	$0.08	$0.01	$(0.02)

Number of shares used in per share calculation
Basic	5,187,000	5,089,000	5,157,000	5,079,000
Diluted	5,274,000	5,367,000	5,266,000	5,079,000
Other Operating Data:
Number of retail stores(1)	11	10	11	10
Capital expenditures	390	126	887	795
Gross profit margin	36.8%	37.0%	35.9%	37.0%

(1)	Includes ten Dover-branded stores and one Smith Brothers store; the September 30, 2008 store count includes the Branchburg, NJ Dover-branded store opened in Q2 2008, and the Dallas, TX Dover-branded store opened in Q3 2007.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

	Sept. 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$368	$309
Accounts receivable	706	1,169
Inventory	17,739	16,769
Prepaid catalog costs	1,755	1,427
Prepaid expenses and other current assets	1,453	952
Deferred income taxes	82	72

Total current assets	22,103	20,698
Net property and equipment	3,565	3,153
Other assets:
Goodwill	14,267	14,267
Deferred income taxes	463	472
Intangibles and other assets, net	1,104	741

Total other assets	15,834	15,480

Total assets	$41,502	$39,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$629	$618
Accounts payable	3,309	3,314
Accrued expenses and other current liabilities	2,660	3,713
Income taxes payable	—	568

Total current liabilities	6,598	8,213
Long-term liabilities:
Revolving line of credit	9,400	6,300
Subordinated notes payable, net	4,854	4,738
Capital lease obligation, net of current portion	161	150

Total long-term liabilities	14,415	11,188
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; issued 5,187,038 as of September 30, 2008 and 5,105,318 December 31, 2007	1	1
Additional paid in capital	44,756	44,262
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Accumulated deficit	(18,186)	(18,251)

Total stockholders’ equity	20,489	19,930

Total liabilities and stockholders’ equity	$41,502	$39,331